EXHIBIT 99.1

NEWS RELEASE

For Immediate Release

NCO GROUP ANNOUNCES

FIRST QUARTER 2009 RESULTS

HORSHAM, PA, May 18, 2009 - NCO Group, Inc. (“NCO” or the “Company”), a leading provider of business process outsourcing services, announced today that for the quarter ended March 31, 2009 it reported revenues of $402.1 million, a net loss attributable to NCO of $2.1 million and EBITDA of $50.6 million. The net loss attributable to NCO and EBITDA results for the first quarter of 2009 included $443,000 of restructuring charges primarily related to the acquisition of Outsourcing Solutions Inc. (“OSI”). This compares to revenue of $364.6 million, net loss attributable to NCO of $9.2 million and EBITDA of $36.8 million for the three months ended March 31, 2008. The net loss attributable to NCO and EBITDA results for the first quarter of 2008 included a non-cash allowance for impairment of purchased accounts receivable of $6.2 million and $5.5 million of restructuring and other nonrecurring charges primarily related to the acquisition of OSI and Systems & Services Technologies, Inc.

NCO is organized into three operating divisions: Accounts Receivable Management (“ARM”), Customer Relationship Management (“CRM”) and Portfolio Management (“PM”). During the first quarter of 2009, the ARM division operated above its revenue target and principally at its profitability target.  The additional revenue was primarily the result of increased volume from new and existing clients as they continued to increase their use of outsource partners in order to meet staffing needs in a rising delinquency environment. This was partially offset by reduced collections as a result of the ongoing difficult economic climate. During the quarter, the CRM division operated above its revenue and profitability targets primarily as a result of better than expected volumes from existing clients, as well as increased workforce efficiencies. During the quarter, PM operated below revenue target and slightly above its profitability target. PM’s lower revenue was primarily a result of less than expected purchases during the quarter.

Commenting on the quarter Michael J. Barrist, Chairman and Chief Executive Officer, stated, “All of us at NCO are extremely pleased with the first quarter results.  Against a backdrop of continued economic pressure on the consumer, we were able to exceed our first quarter expectations for both revenue and profitability. Additionally many of the cost saving initiatives we executed throughout 2008 continued to yield their anticipated benefit. As we navigate through the remainder of 2009, we anticipate continued consumer stress.  Accordingly, we will continue to focus on growing our existing client relationships, capitalizing on incremental business opportunities and aggressively managing all aspects of our cost structure in order to attain our operating objectives.”

The Company also announced that it will host an investor conference call on Wednesday, May 20, 2009, at 11:00 a.m., ET, to address the items discussed above in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (866) 388-2676 (domestic callers) or (706) 679-3487 (international callers) and providing the pass code 99787555. A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and providing the pass code 99787555.

About NCO Group, Inc.

NCO Group, Inc. is a leading global provider of business process outsourcing services, primarily focused on accounts receivable management and customer relationship management. NCO provides services through over 100 offices throughout North America, Asia, Europe and Australia.

For further information contact:

NCO Investor Relations

(215) 441-3000

Certain statements in this press release, including, without limitation, statements as to fluctuations in quarterly operating results, statements as to the impact from economic conditions, statements as to acquisition integrations and operating efficiencies, statements about expected opportunities in our markets, statements as to trends, statements as to NCO’s or management’s beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks related to the economy, the risk that NCO will not be able to implement its business strategy as and when planned, the risk that NCO will not be able to realize operating efficiencies in the integration of its acquisitions, risks related to NCO’s significant level of debt, risks of future impairment charges to our goodwill, intangible assets and purchased accounts receivable, risks related to union organizing efforts at the Company’s facilities, risks related to past and possible future terrorists attacks, the risk that NCO will not be able to improve margins, risks relating to growth and acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations and other risks detailed from time to time in NCO’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2008, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

NCO GROUP, INC.

Unaudited Selected Financial Data

(in thousands)

Condensed Statements of Operations:

	For the Three Months Ended
	March 31,
	2009	2008(1)

Revenues	$402,129	$364,568 (2)

Operating costs and expenses:
Payroll and related expenses	205,765	196,419
Selling, general and admin. expenses	142,192	128,818
Depreciation and amortization expense	31,082	27,786
Restructuring charges	443	2,641
	379,482	355,664
Income from operations	22,647	8,904

Other income (expense):
Interest and investment income	342	280
Interest expense	(23,110)	(22,407)
Other (expense) income	(3,704)	418
	(26,472)	(21,709)
Loss before income taxes	(3,825)	(12,805)

Income tax benefit	(1,146)	(3,896)

Net loss	(2,679)	(8,909)

Less: Net (loss) income attributable to noncontrolling interest	(570)	327

Net loss attributable to NCO Group, Inc.	$(2,109)	$(9,236)

Selected Cash Flow Information:

	For the Three Months Ended
	March 31,
	2009	2008
Net cash provided by operating activities	$40,198	$29,650
Purchases of accounts receivable	16,431	39,368
Purchases of property and equipment	9,793	7,920

Selected Balance Sheet Information:

	As of	As of
	March 31,	December 31,
	2009	2008

Cash and cash equivalents	$41,063	$29,880
Working capital	151,326	151,547
Long-term debt	1,015,621	1,079,076

NCO GROUP, INC.

Unaudited Selected Segment Financial Data

(in thousands)

	For the Three Months Ended March 31, 2009
			Portfolio		Intercompany
	ARM	CRM	Management		Eliminations		Consolidated

Revenues	$311,281	$89,094	$20,389		$(18,635	)(3)(4)	$402,129

Operating costs and expenses:
Payroll and related expenses	143,763	61,478	1,488		(964	)(4)	205,765
Selling, general and admin. expenses	125,641	15,997	18,225		(17,671	)(3)	142,192
Depreciation and amortization expense	17,990	11,668	1,424		—		31,082
Restructuring charges	239	178	26		—		443
	287,633	89,321	21,163		(18,635)		379,482

Income (loss) from operations	$23,648	$(227)	$(774)		$—		$22,647

	For the Three Months Ended March 31, 2008 (1)
			Portfolio		Intercompany
	ARM	CRM	Management		Eliminations		Consolidated

Revenues	$273,191	$85,749	$28,700	(2)	$(23,072	)(3)(4)	$364,568

Operating costs and expenses:
Payroll and related expenses	130,342	64,181	2,093		(197	)(4)	196,419
Selling, general and admin. expenses	113,004	15,033	23,656		(22,875	)(3)	128,818
Depreciation and amortization expense	16,429	9,991	1,366		—		27,786
Restructuring charges	2,524	117	—		—		2,641
	262,299	89,322	27,115		(23,072)		355,664

Income (loss) from operations	$10,892	$(3,573)	$1,585		$—		$8,904

NCO GROUP, INC.
Unaudited EBITDA(5)
(in thousands)

	For the Three Months Ended
	March 31,
	2009	2008

Net loss attributable to NCO Group, Inc.	$(2,109)	$(9,236)
Income tax benefit	(1,146)	(3,896)
Interest expense, net	22,768	22,127
Depreciation and amortization	31,082	27,786

EBITDA(5)	$50,595	$36,781

(1)	Includes $5.5 million of nonrecurring charges primarily related to the acquisition of SST.
(2)	Includes $6.2 million of non-cash allowance for impairments of purchased accounts receivable.
(3)	Represents the elimination of intercompany revenue for services provided by ARM to Portfolio Management.
(4)	Represents the elimination of intercompany revenue for services provided by CRM to ARM.
(5)

Earnings before interest expense, taxes, depreciation and amortization, referred to as EBITDA, is presented since certain investors use this as a measurement of the Company’s ability to service its debt. It is not intended to report the Company’s operating results or free cash flow in conformity with accounting principles generally accepted in the United States. EBITDA as presented herein is not necessarily comparable to similarly titled measures of other companies.